Exhibit (h)(16)

NINETEENTH AMENDMENT TO THE

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

WISDOMTREE TRUST

AND

STATE STREET BANK AND TRUST COMPANY

This Nineteenth Amendment (this “Amendment”) dated as of June 12, 2019 is between WISDOMTREE TRUST (the “Trust”), ON BEHALF OF EACH OF ITS SERIES AS LISTED ON SCHEDULE B TO THE AGREEMENT, SEVERALLY AND NOT JOINTLY (each a “Fund” and collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (collectively, “State Street”).

Reference is made to the Securities Lending Authorization Agreement, dated September 27, 2013 (as amended and in effect immediately prior to the date of this Amendment, the “Agreement”), between the Trust, on behalf of each of the Funds, and State Street.

WHEREAS, the parties to the Agreement desire to amend the Agreement as setforth below;

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1.    Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.    Amendment. Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Amendment.

3.    Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it.

4.    Governing Law; Miscellaneous. This Amendment shall be governed and construed in accordance with the governing law of the Agreement. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

5.    Effective Date: This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officer(s) to execute this Nineteenth Amendment.

WISDOMTREE TRUST, on behalf of each of

its series as listed on Schedule B to the Agreement,

severally and not jointly

By:	/s/ Jonathan Steinberg
Name:	Jonathan Steinberg
Title:	President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Betsy Coyne
Name:	Betsy Coyne
Title:	Managing Director

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement dated as of the 27th day of September 2013 between WISDOMTREE TRUST, ON BEHALF OF EACH OF ITS SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”) and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliate (collectively, “State Street”), as amended.

Fund Name	Fund Ticker	FYE
WisdomTree Emerging Markets High Dividend Fund (f/k/a WisdomTree Emerging Markets Equity Income Fund)	DEM	Mar 31
WisdomTree Emerging Markets SmallCap Dividend Fund	DGS	Mar 31
WisdomTree China ex-State-Owned Enterprises Fund (f/k/a WisdomTree China Dividend ex-Financials Fund (CHXF))	CXSE	Mar 31
WisdomTree Emerging Markets Quality Dividend Growth Fund (f/k/a WisdomTree Emerging Markets Dividend Growth Fund)	DGRE	Mar 31
WisdomTree Emerging Markets Consumer Growth Fund	EMCG	Mar 31
WisdomTree Asia-Pacific ex-Japan Fund	AXJL	Mar 31
WisdomTree International High Dividend Fund (f/k/a WisdomTree DEFA Equity Income Fund)	DTH	Mar 31
WisdomTree International Equity Fund (f/k/a WisdomTree DEFA Fund)	DWM	Mar 31
WisdomTree Europe SmallCap Dividend Fund	DFE	Mar 31
WisdomTree Global High Dividend Fund (f/k/a WisdomTree Global Equity Income Fund)	DEW	Mar 31
WisdomTree Global ex-U.S. Quality Dividend Growth Fund (f/k/a WisdomTree Global ex-U.S. Dividend Growth Fund)	DNL	Mar 31
WisdomTree International Dividend ex-Financials Fund	DOO	Mar 31

WisdomTree International LargeCap Dividend Fund	DOL	Mar 31
WisdomTree International MidCap Dividend Fund	DIM	Mar 31
WisdomTree International SmallCap Dividend Fund	DLS	Mar 31
WisdomTree Japan SmallCap Dividend Fund	DFJ	Mar 31
WisdomTree Global ex-U.S. Real Estate Fund	DRW	Mar 31
WisdomTree Japan Hedged Equity Fund	DXJ	Mar 31
WisdomTree Europe Hedged Equity Fund	HEDJ	Mar 31
WisdomTree Japan Hedged SmallCap Equity Fund	DXJS	Mar 31
WisdomTree Germany Hedged Equity Fund	DXGE	Mar 31
WisdomTree U.S. Dividend ex-Financials Fund (f/k/a WisdomTree Dividend ex-Financials Fund)	DTN	Mar 31
WisdomTree U.S. High Dividend Fund (f/k/a WisdomTree High Dividend Fund) (f/k/a WisdomTree Equity Income Fund)	DHS	Mar 31
WisdomTree U.S. LargeCap Dividend Fund (f/k/a WisdomTree LargeCap Dividend Fund)	DLN	Mar 31
WisdomTree U.S. MidCap Dividend Fund (f/k/a WisdomTree MidCap Dividend Fund)	DON	Mar 31
WisdomTree U.S. SmallCap Dividend Fund (f/k/a WisdomTree SmallCap Dividend Fund)	DES	Mar 31
WisdomTree U.S. Total Dividend Fund (f/k/a WisdomTree Total Dividend Fund)	DTD	Mar 31
WisdomTree U.S. LargeCap Fund (f/k/a WisdomTree U.S. Earnings 500 Fund)	EPS	Mar 31
WisdomTree U.S. Quality Shareholder Yield Fund (f/k/a WisdomTree LargeCap Value Fund)	QSY	Mar 31

WisdomTree U.S. MidCap Fund (f/k/a WisdomTree U.S. MidCap Earnings Fund)	EZM	Mar 31
WisdomTree U.S. SmallCap Fund (f/k/a WisdomTree U.S. SmallCap Earnings Fund)	EES	Mar 31
WisdomTree U.S. Total Market Fund (f/k/a WisdomTree U.S. Total Earnings Fund)	EXT	Mar 31
WisdomTree U.S. Quality Dividend Growth Fund (f/k/a WisdomTree U.S. Dividend Growth Fund)	DGRW	Mar 31
WisdomTree U.S. SmallCap Quality Dividend Growth Fund (f/k/a WisdomTree U.S. SmallCap Dividend Growth Fund)	DGRS	Mar 31
WisdomTree Negative Duration U.S. Aggregate Bond Fund (f/k/a WisdomTree Barclays Negative Duration U.S. Aggregate Bond Fund)	AGND	Aug 31
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund (f/k/a WisdomTree Barclays Interest Rate Hedged U.S. Aggregate Bond Fund)	AGZD	Aug 31
WisdomTree Negative Duration High Yield Bond Fund (f/k/a WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund)	HYND	Aug 31
WisdomTree Interest Rate Hedged High Yield Bond Fund (f/k/a WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund)	HYZD	Aug 31
WisdomTree Emerging Markets Local Debt Fund	ELD	Aug 31
WisdomTree Emerging Markets Corporate Bond Fund	EMCB	Aug 31
WisdomTree Floating Rate Treasury Fund (f/k/a WisdomTree Bloomberg Floating Rate Treasury Fund)	USFR	Aug 31
WisdomTree Europe Quality Dividend Growth Fund (f/k/a WisdomTree Europe Dividend Growth Fund)	EUDG	Mar 31
WisdomTree International Hedged Quality Dividend Growth Fund (f/k/a WisdomTree International Hedged Dividend Growth Fund)	IHDG	Mar 31
WisdomTree Emerging Markets ex-State Owned Enterprises Fund	XSOE	Mar 31

WisdomTree Europe Hedged SmallCap Equity Fund	EUSC	Mar 31
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund(f/k/a WisdomTree Barclays Yield Enhanced U.S. Aggregate Bond Fund)	AGGY	Aug 31
WisdomTree Dynamic Long/Short U.S. Equity Fund	DYLS	Jun 30
WisdomTree Dynamic Bearish U.S. Equity Fund	DYB	Jun 30
WisdomTree Dynamic Currency Hedged International Equity Fund	DDWM	Jun 30
WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	DDLS	Jun 30
WisdomTree Europe Multifactor Fund (f/k/a WisdomTree Dynamic Currency Hedged Europe Equity Fund)	EUMF	Jun 30
WisdomTree Japan Multifactor Fund (f/k/a WisdomTree Dynamic Currency Hedged Japan Equity Fund)	JAMF	Jun 30
WisdomTree International Quality Dividend Growth Fund	IQDG	Mar 31
WisdomTree Emerging Markets Dividend Fund	DVEM	Jun 30
WisdomTree Global ex-Mexico Equity Fund	XMX	Jun 30
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund (f/k/a WisdomTree Barclays Yield Enhanced U.S. Short-Term Aggregate Bond Fund)	SHAG	Aug 31
WisdomTree U.S. Multifactor Fund	USMF	Mar 31
WisdomTree Balanced Income Fund	WBAL	Jun 30
WisdomTree ICBCCS S&P China 500 Fund	WCHN	Jun 30
WisdomTree Fundamental U.S. Corporate Bond Fund	WFIG	Jun 30
WisdomTree Fundamental U.S. Short-Term Corporate Bond Fund	SFIG	Jun 30
WisdomTree Fundamental U.S. High Yield Corporate Bond Fund	WFHY	Jun 30
WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Fund	SFHY	Jun 30

WisdomTree 90/60 U.S. Balanced Fund	NTSX	Jun 30
WisdomTree Emerging Markets Multifactor Fund	EMMF	Mar 31
WisdomTree International Multifactor Fund	DWMF	Mar 31
WisdomTree Yield Enhanced Global Aggregate Bond Fund	GLBY	Aug 31
WisdomTree Modern Tech Platforms Fund	PLAT	Mar 31